Exhibit 10.9.2

Execution

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER, dated as of February 24, 2012 (this “Amendment No. 1”), is by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement as defined below (in such capacity, together with its successors and assigns, and any replacement, in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Colt Defense LLC, a Delaware limited liability company (“US Borrower”), Colt Canada Corporation, a Nova Scotia corporation (“Canadian Borrower” and, together with US Borrower, each individually a “Borrower” and collectively, “Borrowers”), and Colt Finance Corp., a Delaware corporation (“Guarantor”)

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantor have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement dated as of September 29, 2011, by and among Agent, Lenders, Borrowers and Guarantor (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrowers have requested that Agent and Lenders waive the Event of Default under Section 8.2(c) of the Credit Agreement arising from the failure of Borrowers and Guarantors to deliver the items set forth in Sections 1(c) and (d) of the Post-Closing Letter, dated September 29, 2011, as amended (the “Post-Closing Letter”), among Borrowers, Guarantor and Agent on or before December 28, 2011 (the “Specified Events of Default”);

WHEREAS, Borrowers and Guarantor have requested that Agent and Lenders agree to make certain amendments to the Credit Agreement and waive the Specified Events of Default, and Agent and Lenders are willing to so agree, subject to the terms and conditions set forth herein, to make such amendments and waive the Specified Events of Default as more specifically set forth herein; and

WHEREAS, by this Amendment No. 1, Agent, Lenders, Borrowers and Guarantor intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.     Definitions.

(a)   Additional Definition. As used herein or in the Credit Agreement or any of the other Loan Documents, the term “Amendment No. 1” shall mean this Amendment No. 1 to Credit Agreement and Waiver by and among Borrowers, Guarantor, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, and the Credit Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, such definition.

(b)   Interpretation.  For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 1.

2.     Unused Line Fee.  Section 2.10(b) of the Credit Agreement is hereby amended by  deleting the reference to “the aggregate amount of the US Revolver Commitments, less the average Daily Balance of the US Revolver Usage (other than Swing Loans) during the immediately preceding calendar quarter (or portion thereof)” contained in the first sentence thereof and replacing it with “the aggregate amount of (i) the US Revolver Commitments, less (ii) the Canadian Revolver Commitments, less (iii) the average Daily Balance of the US Revolver Usage during the immediately preceding calendar quarter (or portion thereof)”.

3.     Waiver of Specified Events of  Default.

(a)   Subject to the terms and conditions contained herein, Agent and Lenders hereby waive the Specified Events of Default; provided, that, on or before February 28, 2012 Borrowers and Guarantor shall deliver the items described in Sections 1(c) and (d) of the Post-Closing Letter (it being agreed that the failure by Borrowers to comply with the terms of this proviso shall constitute an Event of Default).

(b)   Agent and Lenders have not waived and are not by this agreement waiving, and have no present intention of waiving, any Event of Default other than the Specified Events of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, other than the Specified Events of Default.  Agent and Lenders reserve the right, in their discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements, applicable law or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Specified Events of Default or otherwise.  Nothing contained herein shall be construed as a waiver of the failure of Borrowers or Guarantors to comply with the terms of the Loan Agreement and the other Financing Agreements after the effective date hereof.

4.     Representations and Warranties.  Each Borrower and Guarantor, jointly and severally, represents and warrants to Lender Group as follows:

(a)   this Amendment No. 1 has been duly authorized, executed and delivered by all necessary action of each Loan Party and constitutes the legal, valid and binding obligations of each such Borrower and Guarantor enforceable against each Loan Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, moratorium or similar laws relating to or limiting creditors’ rights generally; and

(b)   after giving effect to the waiver set forth in Section 3 hereof, no Default or

2

Event of Default has occurred and is continuing.

5.     Conditions Precedent.  This Amendment No. 1 shall only be effective upon the receipt by Agent of counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Guarantor and Lenders.

6.     General.

(a)   Effect of this Amendment.  Except as expressly provided herein, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.

(b)   Governing Law.  THE VALIDITY OF THIS AMENDMENT NO. 1, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c)   Binding Effect.  This Amendment No. 1 shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(d)   Counterparts, etc.  This Amendment No. 1 may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment No. 1.  Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment No. 1 but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

COLT DEFENSE LLC

By:	/s/ Scott B. Flaherty
Name: Scott B Flaherty
Title: CFO

COLT CANADA CORPORATION

By: :	/s/ Scott B. Flaherty
Name: Scott B Flaherty
Title: CFO

GUARANTOR

COLT FINANCE CORP.

By:	/s/ Scott B. Flaherty
Name: Scott B Flaherty
Title: CFO

Amendment No. 1 to Credit Agreement and Waiver

AGENT AND LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ Willis A. Williams
Name: Willis A. Williams
Title: Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:	/s/Domenic Cosentino
Name: Domenic Cosentino
Title: Vice President

Amendment No. 1 to Credit Agreement and Waiver